John J. Waters
[redacted]

April 22, 2013

John Salerno
Chairman, CEO
iGambit Inc.
1050 W. Jericho Turnpike, Suite A
Smithtown, New York 11787

Dear John:

Pursuant to my e-mail communication to you and Elisa on Friday, April 19, I hereby resign from the Board of Directors of iGambit Inc. If there is any advice or counsel that you need on future transactions please don't hesitate to contact me.

Very truly yours,

John J. Waters